UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.)	001-14625	53-0085950
Delaware (Host Hotels & Resorts, L.P.)	0-25087	52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and ZIP CODE)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 1, 2012, Host Hotels & Resorts, Inc. (the “Company”) announced that, on October 31, 2012 and at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Company, the Board increased its size from eight to nine directors and elected Ms. Sheila C. Bair to the Board of Directors to serve until the next annual meeting of stockholders of the Company and until her successor is duly elected and qualified.

Ms. Bair has an extensive background in banking and finance and is the former Chair of the Federal Deposit Insurance Corporation, where she served in that capacity from 2006 to 2011. From 2002 to 2006 she was the Dean’s Professor of Financial Regulatory Policy for the Isenberg School of Management at the University of Massachusetts-Amherst. She also served as Assistant Secretary for Financial Institutions at the U.S. Department of the Treasury (2001 to 2002), Senior Vice President for Government Relations of the New York Stock Exchange (1995 to 2000), Commissioner of the Commodity Futures Trading Commission (1991 to 1995), and as counsel to Kansas Republican Senate Majority Leader Bob Dole (1981 to 1988). She continues her work on financial policy issues as a senior advisor to the Pew Charitable Trusts and as chair of the Systemic Risk Council, a public interest group which monitors progress on the implementation of financial reforms. She is also an accomplished author and has written several books on financial issues, including educational writings on money and finance for children.

The Board of Directors determined that Ms. Bair is independent under (a) Section 303A.02 of the New York Stock Exchange Listed Company Manual and (b) the “Director Independence” standards of the Corporate Governance Guidelines of the Company. In connection with her appointment, the Company entered into an indemnification agreement with Ms. Bair, substantially in the form of the indemnification agreement the Company has entered into with other directors and previously filed by the Company with the Securities and Exchange Commission. The form of the indemnification agreement generally provides for the indemnification of and advancement of expenses to a director to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of their service to the Company.

Ms. Bair will receive the same fees for her service as our other independent directors, which fees were disclosed in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders. Annual cash compensation will be pro-rated from the date of Ms. Bair’s election to the Board. In addition, the Nominating and Corporate Governance Committee recommended, and the Board approved, an award of common stock units equaling the prorated annual stock award amount to be credited to a deferred stock unit account established for Ms. Bair. The number of stock units was calculated by dividing the pro-rated annual stock award amount of $90,000 by the fair market value of the Company’s common stock on the date of Board approval, October 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2012	HOST HOTELS & RESORTS, INC.

	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 1, 2012	HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC., its general partner

	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara Senior Vice President and Corporate Controller

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